Exhibit 99.1

NeoPharm Receives NASDAQ Notice

Intends to Request Hearing

LAKE BLUFF, Ill.--(BUSINESS WIRE)--NeoPharm, Inc. (NASDAQ:NEOL), announced today that it intends to request a hearing before the NASDAQ Listing Qualifications Panel at which it will request continued listing on The NASDAQ Stock Market pending completion of its plan to regain compliance with the $1.00 bid price requirement, as set forth in NASDAQ Marketplace Rule 4310(c)(4). As previously announced on June 12, 2008, the NASDAQ Listing Qualifications Staff (the “Staff”) previously determined to grant the Company’s request to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market. Based on discussions with the Staff, the Company believed it would be eligible for an additional 180-day grace period to regain compliance with the $1.00 bid price requirement, through December 20, 2008.

Subsequently, the Staff advised the Company that it did not believe it had the authority to grant the Company the additional 180-day grace period under NASDAQ Marketplace Rule 4310(c)(8)(D). Accordingly, on June 24, 2008, the Staff issued a letter to the Company indicating that, based upon the Company’s non-compliance with the $1.00 bid price requirement, the Company’s securities were subject to delisting from The NASDAQ Stock Market unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). The Panel has the authority to grant the Company an additional 180 days from the date of the Staff’s letter to regain compliance with the $1.00 bid price requirement.

The Company has determined to request a hearing before the Panel at which it will present its plan to regain compliance with the $1.00 bid price requirement. While the Company believes it can regain compliance with this requirement, there can be no assurance that the Panel will grant the Company’s request for continued listing on NASDAQ or that such compliance will be attained.

About NeoPharm, Inc.

NeoPharm, Inc., based in Lake Bluff, Illinois, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer and other drugs for therapeutic applications. Additional information, including ongoing clinical trials, can be obtained by visiting NeoPharm’s Web site at www.NeoPharm.com.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “project,” “hope,” “anticipates,” “believes,” could,” “may,” “evidences” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company’s ability to maintain its listing on the Nasdaq Capital Market, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to difficulties in meeting the minimum bid requirements for continued listing on the Nasdaq Capital Market, delays that may arise in the development, testing, regulatory approval, production, and marketing of the Company’s drug and non-drug compounds, the ability of the Company to procure additional future sources of financing, uncertainty regarding the Company’s ability to commercialize any of its drug product candidates, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its annual report on Form 10-K for the calendar year ended December 31, 2007, as subsequently updated by the Company in its quarterly reports on Form 10-Q. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future result.

CONTACT:
NeoPharm, Inc.
Laurence Birch
President and Chief Executive Officer of NeoPharm, Inc.
847-870-0800